EXHIBIT 10.10

                         LASER-CARD SYSTEMS CORPORATION
                        VALUE-ADDED RESELLER CERTIFICATE

THIS CERTIFICATE CERTIFIES that BSI2000, INC. headquartered in Lakewood, Colorado is a Value Added Reseller (VAR) of LaserCard Systems Corporation (LSC) and has met all VAR qualification requirements through JUNE 4, 2004.

Provided BSI2000, Inc. remains in good standing and maintains all VAR performance goals as defined within the valid VAR agreement, LaserCard Systems will make available to BSI2000, Inc. software and hardware products, including LaserCard(R) brand optical memory cards, at VAR pricing for commercial resale. Products offered are by design intended to assist VARs to develop application programs to support the end user marketplace. A range of LaserCard Systems products is marketed to VARs for such use. This Certificate is part of the LSC VAR Agreement, grants no additional rights beyond those defined by the VAR Agreement itself, and is not valid without such VAR Agreement being in force.

LaserCard Systems Corporation is committed to the creation of a strong and vigorous optical memory card business, based on providing products for system integration and application development. LSC has pursued this goal since its formation as a wholly owned subsidiary and licensee of Drexler Technology Corporation in 1989. LaserCard Systems maintains a staff of highly qualified engineers to develop and support the product line, and who area resource of technical information related to the optical memory card industry. Drexler Technology Corporation, the parent corporation, is the patent holder on optical memory card technology and provides the LaserCard brand optical memory cards sold through LaserCard Systems Corporation. Optical memory cards and related technology are the main business of Drexler Technology Corporation.

Dated:   June 3, 2003                           /s/ Richard M. Haddock
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                                               Richard M. Haddock
                                               President
Corporate Seal                                 LaserCard Systems Corporation